October 18, 2023

Flora Growth Corp.
3406 SW 26th Terrace, Suite C-1
Fort Lauderdale, Florida 33132

Dear Sirs/Mesdames:

Re:  Flora Growth Corp. (the "Corporation")

We have acted as local counsel in Ontario to Flora Growth Corp., a corporation incorporated under the Business Corporations Act (Ontario) (the "Corporation") in connection with the resale by selling securityholders of up to 1,423,760 common shares in the capital of the Corporation (the "Warrant Shares"), issuable upon exercise of certain investor warrants (the "Investor Warrants") and broker warrants (the "Broker Warrants", together with the Investor Warrants, the "Warrants") held by such selling securityholders. The resale of the Warrant Shares will be qualified under a registration statement on Form S-1 filed with the Securities and Exchange Commission on October 18, 2023 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

For the purposes of this opinion, we have examined and relied upon, among other things, the following:

(a) the form of certificate representing the Investor Warrants;

(b) the form of certificate representing the Broker Warrants; and

(c) a certificate dated October 18, 2023 of the Chief Financial Officer of the Corporation with respect to certain factual matters and certifying the resolutions passed by the directors of the Corporation authorizing, among other things, the issuance of the Warrants and the Warrant Shares  (the "Officer's Certificate");

In preparation for the delivery of this opinion, we have examined the above-mentioned documents. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public official and officers of the Corporation including, without limitation, the Officer's Certificate.

For purposes of the opinions expressed herein, we have assumed:

(a) the genuineness of all signatures, the legal capacity and signing authority of all individuals, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies or facsimiles (including commercial reproductions);

(b) the identity and capacity of any person acting or purporting to act as a corporate or public official;

(c) the accuracy and completeness of all information provided to us by public officials, offices of public record or officers of the Corporation and we have assumed that such information is true and correct as at the time when it was provided and continues to be true and correct from such time to the date hereof;

(d) the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer's Certificate);

(e) the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us; and

(f) the Warrants and Warrant Shares were offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Our opinions set forth below are qualified as follows:

Whenever our opinion refers to Warrant Shares of the Corporation, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such Warrant Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Warrant Shares, either in order to complete payment for the Warrant Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Warrant Shares.

We are solicitors qualified to practise law in the Provinces of Ontario. We express no opinions as to any laws or any matters governed by any laws other than the laws of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

The opinions expressed below are based on legislation and regulations in effect on the date hereof. We have considered such questions of law and examined such statutes, regulations, public and corporate records and certificates of officers of the Corporation and other documents as we have considered appropriate and necessary for the purpose of our opinion. In particular, we have relied as to matters of fact on the Officer's Certificate.

To the extent the Officer's Certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification and exception.

Based upon and subject to the qualifications herein expressed, we are of the opinion that that the Warrant Shares, when issued, delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm's name under the caption "Legal Matters" in the prospectus dated October 18, 2023 filed with the Registration Statement, and the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is solely for the use of the addressee hereof in connection with the transaction noted herein and may not be used or relied upon by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters expressly stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to the contents of the Registration Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) "Miller Thomson LLP"